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                                                                   EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the inclusion in this Amendment No. 4 to the Registration Statement on Form S-4 (File No. 333-22225) of our reports dated January 30, 1997, and April 11, 1997, which include an explanatory paragraph regarding the restatement of the 1995 and 1996 financial statements, on our audits of the consolidated financial statements and financial statement schedules of FormMaker Software, Inc. We also consent to the reference to our firm under the caption "Experts."

                                          Coopers & Lybrand L.L.P.

Atlanta, Georgia

April 17, 1997